Exhibit 99.2

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2008	2
Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2008	3
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2007	4
Notes to Unaudited Pro Forma Consolidated Financial Statements	5

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2008

(dollars in thousands)

	Combined Federated & Clover Pro Forma	Pro Forma Adjustments		Combined Federated, Clover & Prudent Bear Pro Forma
Current Assets:
Cash and cash equivalents	$14,513	$—		$14,513
Investments	15,114	—		15,114
Receivables, net	22,795	—		22,795
Other current assets	39,861	—		39,861

Total current assets	92,283	—		92,283

Long-Term Assets:
Goodwill and other intangible assets, net	607,109	48,500	(a)	655,609
Deferred sales commissions, net	36,960	—		36,960
Property and equipment, net	29,260	—		29,260
Other long-term assets	9,806	—		9,806

Total long-term assets	683,135	48,500		731,635

Total assets	$775,418	$48,500		$823,918

Current Liabilities:
Accrued expenses and accounts payable	$112,372	$—		$112,372
Short-term debt - recourse	30,594	43,683	(b)	74,277
Other current liabilities	32,944	171	(c)	33,115

Total current liabilities	175,910	43,854		219,764

Long-Term Liabilities:
Long-term debt - recourse	129,500	—		129,500
Long-term debt - nonrecourse	36,882	—		36,882
Long-term deferred tax liability, net	33,658	—		33,658
Other long-term liabilities	8,168	4,646	(d)	12,814

Total long-term liabilities	208,208	4,646		212,854

Total liabilities	384,118	48,500		432,618

Minority interest	1,506	—		1,506

Shareholders’ Equity:
Common stock	195,343	—		195,343
Other shareholders’ equity	194,451	—		194,451

Total shareholders’ equity	389,794	—		389,794

Total liabilities, minority interest, and shareholders’ equity	$775,418	$48,500		$823,918

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Nine Months ended September 30, 2008

(dollars in thousands, except per share data)

	Combined Federated & Clover Pro Forma	Prudent Bear	Pro Forma Adjustments		Combined Federated, Clover & Prudent Bear Pro Forma
Revenue:
Investment advisory fees, net	$599,984	$13,133	$—		$613,117
Administrative service fees, net	160,384	—	—		160,384
Other service fees, net	170,438	—	—		170,438
Other, net	3,422	—	—		3,422

Total revenue	934,228	13,133	—		947,361

Operating Expenses:
Marketing and distribution	324,799	806	—		325,605
Compensation and related	188,104	2,669	683	(e)	191,456
Other	143,562	583	268	(f)	144,413

Total operating expenses	656,465	4,058	951		661,474

Operating income	277,763	9,075	(951)		285,887

Nonoperating Income (Expenses):
Debt expense – recourse	(961)	—	(1,236	)(g)	(2,197)
Debt expense – nonrecourse	(2,232)	—	—		(2,232)
Other	1,247	—	—		1,247

Total nonoperating expenses, net	(1,946)	—	(1,236)		(3,182)

Income from continuing operations before minority interest and income taxes	275,817	9,075	(2,187)		282,705

Minority interest	5,861	—	—		5,861

Income from continuing operations before income taxes	269,956	9,075	(2,187)		276,844

Income tax provision	101,753	—	2,858	(h)	104,611

Income from continuing operations	$168,203	$9,075	$(5,045)		$172,233

Earnings per share from continuing operations:
Basic	$1.69				$1.73
Diluted	$1.66				$1.70

Weighted average shares outstanding:
Basic	99,508				99,508
Diluted	101,028				101,028

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2007

(dollars in thousands, except per share data)

	Combined Federated & Clover Pro Forma	Prudent Bear	Pro Forma Adjustments		Combined Federated, Clover & Prudent Bear Pro Forma
Revenue:
Investment advisory fees, net	$743,271	$11,671	$—		$754,942
Administrative service fees, net	171,847	—	—		171,847
Other service fees, net	223,761	—	—		223,761
Other, net	5,577	—	—		5,577

Total revenue	1,144,456	11,671	—		1,156,127

Operating Expenses:
Marketing and distribution	354,407	731	—		355,138
Compensation and related	238,604	4,620	(150	)(e)	243,074
Other	190,701	688	358	(f)	191,747

Total operating expenses	783,712	6,039	208		789,959

Operating income	360,744	5,632	(208)		366,168

Nonoperating Income (Expenses):
Debt expense – recourse	(371)	—	(1,648	)(g)	(2,019)
Debt expense – nonrecourse	(5,101)	—	—		(5,101)
Other	(905)	—	—		(905)

Total nonoperating expenses, net	(6,377)	—	(1,648)		(8,025)

Income from continuing operations before minority interest and income taxes	354,367	5,632	(1,856)		358,143

Minority interest	5,765	—	—		5,765

Income from continuing operations before income taxes	348,602	5,632	(1,856)		352,378

Income tax provision	129,969	—	1,567	(h)	131,536

Income from continuing operations	$218,633	$5,632	$(3,423)		$220,842

Earnings per share from continuing operations:
Basic	$2.17				$2.19
Diluted	$2.13				$2.15

Weighted average shares outstanding:
Basic	100,855				100,855
Diluted	102,606				102,606

See notes to unaudited pro forma consolidated financial statements.

Federated Investors, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Year Ended December 31, 2007,

And Nine Months Ended September 30, 2008

(1) Basis of presentation

On December 9, 2008, Federated Investors, Inc. (Federated) completed the acquisition of certain assets of David W. Tice & Associates LLC that relate to the management of the Prudent Bear Fund and Prudent Global Income Fund with $1.1 billion and $0.4 billion in assets under management as of December 5, 2008, respectively (the Prudent Bear Funds) (Acquisition). The transaction included an initial purchase payment of $43.0 million and a series of contingent payments totaling as much as $99.5 million over the next four years based on certain revenue growth targets. The transaction was accounted for as a purchase under U.S. GAAP.

The unaudited pro forma consolidated balance sheet as of September 30, 2008 has been prepared to give effect to the Acquisition as if such transaction occurred on September 30, 2008. The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2008, and for the year ended December 31, 2007, have been prepared to give effect to the Acquisition as if such transaction occurred at the beginning of the periods presented.

The following is a description of the individual columns included in the unaudited pro forma consolidated financial statements:

Combined Federated & Clover Pro Forma: On December 1, 2008, Federated completed the acquisition of Clover Capital Management, Inc. (Clover Capital) which was initially disclosed in the Current Report on Form 8-K dated December 2, 2008. The information presented as of and for the nine months ended September 30, 2008, represents Federated’s unaudited historical consolidated financial statements as adjusted on a pro forma basis to reflect the acquisition of Clover Capital as though it had occurred on September 30, 2008 for the balance sheet and as of the beginning of the period presented for the income statement. The income statement presented for the year ended December 31, 2007 was derived from Federated’s audited consolidated financial statements as adjusted on a pro forma basis to reflect the acquisition of Clover Capital as though it had occurred as of the beginning of the period presented. For more information on the pro forma adjustments related to the acquisition of Clover Capital, please see the Current Report on Form 8-K dated December 2, 2008 as amended on February 11, 2009.

Prudent Bear Funds: The information presented as of and for the nine months ended September 30, 2008 and for the year ended December 31, 2007 was derived from Prudent Bear Funds’ unaudited historical financial data.

Pro Forma Adjustments: The pro forma adjustments are based on available information and certain assumptions that Federated believes are reasonable under the circumstances. The adjustments represent adjustments that are directly attributable to the Acquisition. These adjustments are considered to have a continuing impact on the financial position and results of operations of Federated.

These unaudited pro forma consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the actual financial position or results of operations that would have been reported had such transaction been completed on the dates indicated or of future results of operations. In addition, the unaudited pro forma consolidated financial statements do not include any synergies that may be realized as a result of combining the entities.

These unaudited pro forma consolidated financial statements should be read in conjunction with Federated’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 and Current Reports on Form 8-K filed December 2, 2008 (as amended February 11, 2009) and December 10, 2008.

(2) Pro forma adjustments

(a)	To record the fair value of the assets acquired in connection with the Acquisition. For purposes of the accompanying pro forma consolidated financial statements, Federated has recorded the acquired intangible assets and liabilities assumed using preliminary estimates of fair value as of the acquisition date. A valuation is currently in progress to determine the fair value of those assets and liabilities. Preliminary valuation results indicate that the acquired assets include renewable investment advisory contracts, a noncompetition agreement, and a tradename. The final purchase price allocation may differ materially from the preliminary allocation.

(b)	To record the debt incurred to pay the total upfront cost of the Acquisition, which was equal to $43.7 million and included $43.0 million in upfront consideration and $0.7 million in transaction-related costs.

(c)	To record a liability for costs incurred in connection with relocation of employees hired in connection with the Acquisition.

(d)	To record the excess fair value over cost as a liability for future contingent consideration.

(e)	To adjust compensation expense in accordance with compensation arrangements agreed to in connection with the Acquisition agreement.

(f)	To increase amortization expense based on preliminary estimates of fair value and an average estimated useful life of seven years for the amortizable noncompetition agreement asset. Should the final allocation of the purchase price differ materially from the preliminary allocation as described in Note (2)(a) above, actual amortization expense could differ materially from pro forma amortization.

(g)	To give effect to interest expense on debt assuming the total upfront costs of the Acquisition were financed through Federated’s existing loan facilities. An interest rate of 3.77% was used to calculate interest expense on debt for the nine months ended September 30, 2008 and the year ended December 31, 2007.

(h)	To reflect the income tax impacts of the pro forma adjustments described above and to record the tax on the Acquisition’s historical results at the statutory rate in effect during the income statement periods in accordance with Article 11 of Regulation S-X.